Exhibit 10.11

Dice Holdings, Inc.

2007 EQUITY AWARD PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of             , 2007 (the “Date of Grant”), is made by and between Dice Holdings, Inc., a Delaware corporation (the “Company”), and             (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Dice Holdings, Inc. 2007 Equity Award Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Common Stock; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant to the Participant a nonqualified stock option to purchase the number of shares of the Company’s Common Stock provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Option.

The Company hereby grants on the Date of Grant to the Participant an option (the “Option”) to purchase             shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.	Option Subject to Plan; Requirement to Enter into Shareholders Agreement.

(a) By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, and to the extent (i) the Participant is a Management Shareholder, as such term is defined in the Institutional and Management Shareholders Agreement, dated             , 2007, among the Company, the Quadrangle entities named therein, the General Atlantic entities named therein and the Management Shareholders named therein (the “Institutional Shareholders Agreement”) or (ii) the Participant is an eFG Shareholder, as such term is defined in the Second Amended and Restated Shareholders Agreement, dated             , 2007, between the Company and the eFG Shareholders named therein (the “eFG Shareholders Agreement”), the Participant agrees to be bound by all the terms and provisions of the

Plan and the Institutional Shareholders Agreement or the eFG Shareholders Agreement, as applicable, and, immediately prior to the exercise of the Option (or any portion thereof), shall execute and return to the Company the Joinder Agreement attached hereto as Exhibit B.

(b) The Plan is hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

3.	Terms and Conditions.

(a) Option Price. The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be $             per Option Share.

(b) Expiration Date. Subject to Section 7(c) of the Plan, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c) Exercisability of the Option. The Vesting Commencement Date shall be             . The Option may be exercised only by written notice, substantially in the form attached hereto as Annex A (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 4(b) hereof and accompanied by payment therefor. The purchase price of the Option Shares shall be paid by the Participant to the Company in a manner permitted under Section 7(d) of the Plan.

(d) Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

(e) Transferability. The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution.

(f) Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

(g) Tax Withholding. Prior to the delivery of a certificate or certificates representing the Option Shares, the Participant must pay to the Company in cash (by check or wire transfer) any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 15(e) of the Plan.

4.	Miscellaneous.

(a) Employment Agreement. This Agreement and the terms and conditions of the Option are subject to any provisions concerning stock options of any employment agreement in effect from time to time between the Participant and the Company or an Affiliate that has been approved by the Board or a committee thereof, which provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and any terms or provisions of such employment agreement concerning stock options, the applicable terms and provisions of such employment agreement will govern and prevail.

(b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Dice Holdings, Inc.

3 Park Avenue, 33rd Floor

New York, New York 10016

Attention: Secretary

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e) Registration Rights. Promptly following the “First Public Offering” (as that term is defined in the Shareholders’ Agreement), the Company shall register all the Option Shares underlying the unexercised portion of the Option on Form S-8 (or a successor or other available form).

(f) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(g) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(h) Entire Agreement. Except as otherwise provided in Section 4(a) hereof, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, and the Participant agrees and acknowledges that this Agreement supersedes all prior stock option agreements between the Participant and the Company, and that all such prior agreements are void and unenforceable. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(i) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

Dice Holdings, Inc.

By:
Name: Title:

[Name of Participant]

[Signature Page to Nonqualified Stock Option Agreement]

Annex A

NOTICE OF OPTION EXERCISE

PURSUANT TO THE DICE HOLDINGS, INC.

2007 EQUITY AWARD PLAN

To exercise your option to purchase shares of Dice Holdings, Inc. (the “Company”) Common Stock (“Shares”), please fill out this form and return it to the Secretary of the Company, together with a check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising the option and the per share exercise price. You are not required to exercise your option with respect to all Shares thereunder. You also must include, as applicable, a check in the amount of any required payroll tax withholding and income tax withholding due in connection with your exercise unless the Board administering the Dice Holdings, Inc. 2007 Equity Award Plan specifically provides for such obligation to be satisfied in a different manner.

I hereby exercise my right to purchase             Shares under the option granted to me pursuant to the Nonqualified Stock Option Agreement between myself and the Company, dated as of             , 200  . I am vested in my option as to the Shares being purchased hereunder. I have enclosed one or more checks covering both the exercise price of $             and the required payroll tax withholding and income tax withholding of $            . (Please contact the office of the Secretary of the Company to determine the amount of any required payroll tax withholding and income tax withholding.) I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option.

Signature:

Printed Name:

Social Security Number:

Date: